Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

ContextLogic Holdings Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule(3)	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(4)
Equity	Common Stock, par value $0.0001 per share	Rule 457(c) Rule 457(h)	1,343,805 (2)	$8.02 (3)	$10,777,315.70	0.00013810	$1,488.35
Total Offering Amounts					$10,777,315.70		$1,488.35
Total Fee Offsets							--
Net Fee Due							$1,488.35

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the Registrant’s 2020 Equity Incentive Plan (the “2020 EIP”), as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Registrant’s Common Stock (the “Common Stock”).
(2)
Represents 1,343,805 shares of Common Stock that were automatically added to the shares reserved for issuance under the 2020 EIP on January 1, 2026, pursuant to an “evergreen” provision contained in the 2020 EIP. The number of shares of Common Stock available for issuance under the 2020 Equity Incentive Plan is subject to an automatic annual increase on the first day of each fiscal year of the Company through 2030 equal to the lowest of (a) 5% of the total number of shares of Common Stock outstanding as of the last business day of the prior fiscal year, or (b) a number of shares of Common Stock determined by the Registrant’s Board of Directors.
(3)
This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price of the shares registered under the 2020 EIP are based upon the average of the high and low prices of the Common Stock on February 27, 2026, as reported on the OTCQB Venture Market, which date is within five business days prior to the filing of this Registration Statement.
(4)
The Registrant does not have any fee offsets.